                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the

undersigned, being a Director of WHIRLPOOL CORPORATION, a
Delaware corporation (hereinafter called the "Corporation"), does hereby constitute and appoint DANIEL F. HOPP and ROBERT T. KENAGY,
with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys, to execute, file or deliver any and all instruments and to do all acts and things that said attorneys and agents, or either of them, deem advisable to enable compliance with the
Securities Exchange Act of 1934, as amended, (the "Act") and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing under the Act of any statements required to be filed pursuant to Section 16(a) of the Act, including specifically, but without limitation of the general authority hereby granted, the power and authority to sign on behalf of the undersigned as a Director of the Corporation, any Form 3, Form 4, Form 5 or any such other report, statement or document required to be filed by or on the undersigned's behalf pursuant to said Section 16(a); and the undersigned does hereby fully ratify and confirm all that said attorneys and agents, or either of them, or the substitute of either of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has subscribed these
presents as of the twenty-second day of October 2003.

                                                            _________________________

                                                            Michael F. Johnston